Exhibit 99.1

UNDER ARMOUR NOTIFIES MYFITNESSPAL USERS OF DATA SECURITY ISSUE

BALTIMORE, March 29, 2018 - Under Armour, Inc. (NYSE: UA, UAA) today announced that it is notifying users of MyFitnessPal - the company’s food and nutrition application and website - about a data security issue. On March 25, the MyFitnessPal team became aware that an unauthorized party acquired data associated with MyFitnessPal user accounts in late February 2018. The company quickly took steps to determine the nature and scope of the issue and to alert the MyFitnessPal community of the incident.

Under Armour is working with leading data security firms to assist in its investigation, and also coordinating with law enforcement authorities. The investigation indicates that the affected information included usernames, email addresses, and hashed passwords - the majority with the hashing function called bcrypt used to secure passwords.

The affected data did not include government-issued identifiers (such as Social Security numbers and driver’s license numbers), which the company does not collect from users. Payment card data was also not affected because it is collected and processed separately. The company’s investigation is ongoing, but indicates that approximately 150 million user accounts were affected by this issue.

Four days after learning of the issue, the company began notifying the MyFitnessPal community via email and through in-app messaging. The notice contains recommendations for MyFitnessPal users regarding account security steps they can take to help protect their information. The company will be requiring MyFitnessPal users to change their passwords and is urging users to do so immediately.

Additional information about this issue is available at https://content.myfitnesspal.com/security-information/FAQ.html.

About Under Armour Inc.

Under Armour, Inc., headquartered in Baltimore, Maryland, is a leading innovator, marketer and distributor of branded performance athletic apparel, footwear and accessories. Designed to make all athletes better, the brand's innovative products are sold worldwide to consumers with active lifestyles. The company's Connected Fitness™ platform powers the world's largest digitally connected health and fitness community. For further information, please visit www.uabiz.com.

Forward-Looking Statements

Some of the statements contained in this press release constitute forward-looking statements. Forward-looking statements relate to expectations, beliefs, anticipated events and similar expressions concerning matters that are not historical facts, such as statements regarding our ongoing investigation and the findings thereof. In many cases, you can identify forward-looking statements by terms such as "may," "will," "should," "expects," "anticipates," "believes," or the negative of these terms or other comparable terminology. The forward-looking statements contained in this press release reflect our current views about future events and are subject to risks, uncertainties, assumptions and changes in circumstances that may cause events or actual activities or results, to differ significantly from those expressed in any forward-looking statement, including the discovery of new or additional information and other developments that may arise during the course of our investigation. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future events, results or actions. Readers are cautioned not to place undue reliance on these forward-looking statements. A number of important factors could cause actual results to differ materially from those indicated by the forward-looking statements, including, but not limited to those factors identified in our Annual Report on Form 10-K for the fiscal year ended December 31, 2017 in Item 1A. “Risk Factors”. The forward-looking statements contained in this press release reflect our views and assumptions only as of the date of this press release. We undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events.

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Under Armour Contacts:
Kelley McCormick	Lance Allega
SVP, Corporate Communications	VP, Investor Relations
(410) 454-6624 medi	(410) 246-6810
MediaRelations@underarmour.com